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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-37117 on Form S-3, Registration Statement No. 333-67696 on Form S-4 and Registration Statement Nos. 333-71764 and 333-67698 on Form S-8 of Science Applications International Corporation of our report dated June 18, 2002, appearing in this Annual Report on Form 11-K of Telcordia Technologies Savings 401(k) Savings Plan for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP

San Diego, California
June 26, 2002